UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

CEDAR SHOPPING CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

0-14510 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050-3765

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2006, Cedar Shopping Centers, Inc. (the “Company”) entered into the Sixth Amendment (the “Amendment”) to its Loan Agreement dated as of January 30, 2004, as previously amended, with Bank of America, N.A. and several other lenders. The Amendment increases the commitments of the lenders from $225 million to $300 million, expands the accordion feature from $300 million to $400 million, extends the expiration date one year to January 30, 2009, reduces the interest rate spreads and eases the restrictions contained in several financial covenants to better accommodate the Company’s construction and development activities.

The foregoing description is a summary and is qualified in its entirety by reference to the exhibit that is filed herewith.

Item 9.01	Financial Statements and Exhibits.

Exhibit

10.1	Sixth Amendment dated as of October 20, 2006 to Loan Agreement dated as of January 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2006

CEDAR SHOPPING CENTERS, INC.

/s/ THOMAS J. O’KEEFFE

Thomas J. O’Keeffe Chief Financial Officer